UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – October 20, 2014

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Effective on and as of October 20, 2014, the maximum aggregate borrowing capacity under the Plains All American Pipeline, L.P. (“PAA”) commercial paper program was increased from $1.5 billion to $3.0 billion. Notes issued under the commercial paper program by PAA or its indirect subsidiary, Plains Midstream Canada ULC (“PMC”), are backstopped by PAA’s senior unsecured revolving credit facility and senior secured hedged inventory facility; as such, any borrowings under the commercial paper program effectively reduce the available capacity under PAA’s credit facilities. The maturities of the commercial paper notes will vary, but may not exceed 397 days for commercial paper notes issued by PAA or 365 days for commercial paper notes issued by PMC. Proceeds from the issuance of the commercial paper notes will be used for general partnership purposes.

The notes to be offered under the commercial program have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy notes under PAA’s commercial paper program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: October 20, 2014	By:	PAA GP LLC, its general partner

	By:	Plains AAP, L.P., its sole member

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
	Name: Title:	Richard McGee Executive Vice President

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